UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2019

CTI INDUSTRIES CORPORATION

(Exact name of registrant as specified in its charter)

Illinois

(State or other jurisdiction of incorporation)

000-23115	36-2848943
(Commission File Number)	(IRS Employer Identification No.)

22160 N. Pepper Road Lake Barrington, Illinois	60010
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (847) 382-1000

Not applicable

(Former name or former address, if changed since last report)

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	CTIB	NasdaqCM

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (l7 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-1 2)
☐	Pre-commencement communications pursuant to Rule l4d-2(b) under the Exchange Act (17 CFR 240. l 4d-2 (b))
☐	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240. l 3c-4 (c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

CTI Industries Corporation (“CTI” or the “Company”) has executed a non-binding letter of intent to divest its subsidiary in Guadalajara, Mexico (Flexo Universal S. A. de R.L de C.V.) for approximately $4 million in total consideration. This transaction is subject to several contingencies, including a financing contingency and lender approval.

Information contained in the Press Release dated December 11, 2019 and included with this Report as Exhibit 99.1 The information in Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item No. 9.01 – Financial Statements and Exhibits

(d)	Exhibits:

Exhibit No.	Exhibit

10.1*	Letter of Intent dated December 5, 2019
99.1*	Press Release dated December 11, 2019

*Filed Herewith

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, CTI Industries Corporation has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized, in the Village of Lake Barrington, Illinois, January 6, 2020.

CTI INDUSTRIES CORPORATION

By:	/s/ Frank J. Cesario
Frank J. Cesario, President and CEO

EXHIBIT INDEX

Exhibit Number	Description

10.1	Letter of Intent dated December 5, 2019
99.1	Press Release dated December 11, 2019